                                                                   EXHIBIT 10.53

                             EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is entered into effective as of __________ __, 19__ by and between GRANCARE, INC., a Delaware corporation ("Company" or "GranCare"), and ___________________________ ("Employee").

     WHEREAS, the Employee has previously entered into an employment agreement dated _____________________, 199_ (the "Prior Employment Agreement") with GranCare, Inc., a California corporation ("Old GranCare"); and

     WHEREAS, Old GranCare has distributed to its shareholders all the issued and outstanding equity securities of the Company; and

     WHEREAS, the Company desires to employ the Employee on the condition that the Employee releases Old GranCare of its obligations under the Prior Employment Agreement, including the obligation to pay the Employee certain payments relating to the Employee's termination of employment with Old GranCare; and

     WHEREAS, the Employee wishes to accept such employment with the Company and to release Old GranCare from any obligations under and waive any benefits from the Prior Employment Agreement; and

     WHEREAS, the Company desires to recognize the right of the Employee to certain employment, compensation and severance benefits; and

     WHEREAS, to attain that end the Company and the Employee wish to enter into this Employment Agreement which shall replace the Prior Employment Agreement.

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

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the Company and the Employee do hereby agree as follows:

     1.   Employment.  The Company hereby employs Employee and Employee hereby
          ----------
accepts employment by the Company on the terms and conditions set forth in this Agreement.

     2.   Term of Employment.   Subject to the provisions for earlier
          ------------------
termination provided herein, the term of this Agreement (the "Term" or "Employment Period") shall commence on the effective date hereof and shall terminate on December 31, 19__; provided, however, that unless written notice to the contrary has been given to Employee by the President or the Board of Directors of the Company (the "Board") the commencement date of a new three (3) year term of this Agreement shall begin on the first day of January of each succeeding year.

     3.   Employee's Duties.  During the Term, Employee shall serve as Executive
          -----------------
Vice President of the Company, with such customary duties and responsibilities as may from time to time be assigned to him by the President of the Company, provided that such duties are at all times consistent with the duties of such position.

          Employee agrees to devote his full attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary, to discharge the duties and responsibilities assigned to Employee hereunder, to use reasonable best efforts to perform faithfully and efficiently such duties and responsibilities; provided, however, that Employee may (i) serve on corporate, civic or charitable boards or committees, and (ii) deliver lectures and fulfill speaking engagements, so long as such

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

activities do not materially interfere with the performance of Employee's duties and responsibilities hereunder.

     4.   Compensation.  For services rendered by Employee pursuant to this
          ------------
Agreement, the Company shall pay to Employee a base salary ("Base Compensation'') of $________ per annum payable in accordance with the Company's customary practices for its officers. The amount of Base Compensation shall be reviewed by the Board on at least an annual basis and may be increased to reflect inflation or such other adjustments as the Board may deem appropriate but Base Compensation, as increased, may not be decreased.

          In addition to the Base Compensation, Employee may be awarded, for each fiscal year of the Company ending with or within the Term, an annual bonus ("Bonus"), whether pursuant to a formal bonus or incentive plan or program of the Company or otherwise, in cash or other property acceptable to Employee, including stock options, rights or warrants in the Company, which Bonus shall be based on such criteria as deemed appropriate and adopted by the Board. If earned, the Bonus shall be paid to Employee within ninety (90) days after the end of each fiscal year, except to the extent, if any, that Employee shall have otherwise elected to defer all or part of the receipt of such Bonus.

          Employee shall be eligible to receive during the Employment Period one or more stock option grants under the Company's stock option plans upon such terms and conditions as the plan administrator may deem appropriate.

          The Company shall deduct and withhold, from the compensation payable to Employee hereunder, any and all applicable Federal, state and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under applicable statute or regulation.

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     5.   Additional Benefits.  In addition to the Base Compensation and Bonus
          -------------------
provided for in Section 4 herein, Employee shall be entitled to receive:

          (a) All fringe benefits customarily offered by the Company to its Executive Vice Presidents including, without limitation, vacation, club memberships, expense accounts, automobile allowance, participation in any Company stock compensation plan and the various employee benefit plans or programs provided to the employees of the Company in general, subject to the eligibility requirements with respect to each of such benefit's plans or programs, and to such other benefits or prerequisites as may be approved by the Board during the Term.

          (b) Reimbursement from the Company for all customary, ordinary and necessary business expenses reasonably incurred by Employee in the performance of his duties hereunder, provided Employee furnishes the Company with vouchers,
                         --------
receipts and other substantiation of such expenses within thirty (30) days after they are incurred.

          (c) Employee shall accrue paid vacation benefits during the Term in accordance with the Company policy in effect for executive officers. Employee may take the accrued vacation at such times during each fiscal year as are mutually convenient to Employee and the Company. All unused vacation shall automatically be forfeited at the end of each year.

     6.   Indemnification.  To the maximum extent permitted by law, the Company
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hereby indemnifies Employee and agrees to hold Employee harmless from any costs or expenses incurred by him on account of the fact he becomes a party, or is threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or

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was or becomes a director, officer, employee or agent of the Company or any parent or subsidiary of the Company. Such costs and expenses shall include, without limitation, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. To the maximum extent permitted by and subject to any requirements of law, expenses incurred by Employee in defending a civil or criminal action, suit or proceeding shall be paid by the Company as bills for such services are presented by Employee to the Company. In any such matter, Employee shall be entitled to select his own counsel.

          To the maximum extent provided by law, the Company shall obtain and maintain standard form directors' and officers' liability insurance with responsible carriers and in reasonable amounts, and any other additional insurance which may reasonably be obtained, covering to the extent available, any liability of the kind described above and protecting Employee against the costs and expenses described herein which are not for any reason satisfied by the Company.

          The obligations herein shall bind any successor corporation to the Company (whether direct or indirect, by merger, consolidation or otherwise) so that Employee shall stand in the same position under this Agreement with respect to any successor corporation as he would have with respect to the Company if its separate existence had continued. The Company's obligations under this Section 6 shall survive termination of this Agreement and shall survive indefinitely with respect to any costs or liability incurred by Employee on account of any actual or alleged action or inaction by the Employee while employed by the Company.

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

     7.   Termination.  This Agreement may be terminated prior to the end of its
          -----------
Term as set forth below:

          (a) Resignation.  Employee may resign, including by reason of
              -----------
retirement, his position at any time. In the event of such resignation, except in the case of resignation for Good Reason (as defined below) Employee shall only be entitled to the benefits provided in Section 7(c)(i)(C) below; provided, however, that for the purposes of this Section 7(a) the "Remaining Term'' (as used in Section 7(c)(i)(A)) shall not extend beyond the date that is one (1) month after the Date of Termination.

          (b) Death.  If Employee's employment is terminated due to his death,
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this Agreement shall terminate and the Company shall have no obligations to
Employee's estate or his legal representatives with respect to this Agreement other than the payment of any Base Compensation accrued, but unpaid, at the date of Employee's death.

          (c)  Discharge.
               ---------
               (i) The Company may terminate this Agreement and Employee's employment for any reason deemed sufficient by the Company upon notice as provided in Section 12. In the event that Employee's employment is terminated by the Company during the Term for any reason other than Cause (as defined in subsection 7(c)(iii) below), then, subject to Section 7(g):

               (A) beginning with the first day of the month on or following the Date of Termination and continuing until the earlier of Employee's death or the date this Agreement would otherwise have terminated had Employee's employment not terminated (the "Remaining Term"), but in no event less than two (2) years, the Company shall pay Employee in cash an amount equal to 1/12th of the Base Compensation, less the

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

amount, if any, of (x) monthly base salary payable to Employee by another employer for services rendered by Employee that month or (y) monthly disability income paid to Employee pursuant to any Company-sponsored long-term disability plan;

          (B) if at the time of termination Employee has completed six (6) or more months of the then current fiscal year, Employee shall be entitled to a pro rata bonus, provided the criteria established by the Board for such bonus have been fully satisfied as of the Date of Termination; such bonus shall be paid within sixty (60) days following the date within which a bonus, if any, is declared; no bonus shall be paid in the event of voluntary resignation or termination for Cause and nothing contained in this subsection 7(c)(i)(B) shall require the Board to declare a bonus;

          (C) for the Remaining Term, the Company shall provide Employee (and his eligible dependents, if any) with life, disability, accident and group health insurance benefits substantially similar to those which Employee (and his dependents) were receiving immediately prior to the Notice of Termination, provided Employee pays the regular premium required of active employees for such coverage, (following the expiration of the Remaining Term, Employee shall be eligible to purchase health insurance benefits in accordance with applicable Federal law); benefits otherwise receivable by Employee pursuant to this clause
(C) shall be reduced to the extent comparable benefits are actually received by Employee (or his dependents) during the Remaining Term pursuant to a similar plan or program of another employer, and any such other benefits actually received by Employee must be reported to the Company; and

          (D) all stock options, warrants, rights and other Company stock-related awards granted to Employee by the Company (collectively "Stock

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Awards") that would otherwise have vested and become exercisable during the fiscal year in which Employee has terminated, shall become upon the Date of Termination fully vested (nonforfeitable), all restrictions (except for restrictions required by law), if any, thereon shall lapse, all performance goals, if any, associated therewith shall be deemed met in full, and Employee shall be entitled to exercise any or all such Stock Awards in accordance with the other terms of the stock option plan, stock incentive plan, stock issuance plan or similar plan (any and all such plans being hereinafter referred to collectively as the "Company Stock Option Plan") under which such Stock Awards were issued.

               (ii) Notwithstanding the foregoing provisions of this Section 7, in the event Employee is terminated because of Cause, the Company shall have no obligations to Employee pursuant to this Agreement after the Date of Termination. As used herein, the term "Cause" shall include termination by action of the Board because of: (1) the Employee's indictment for, or plea of nolo contendere to, a felony or a crime involving moral turpitude; (2) the Employee's acts of dishonesty intended to result in personal enrichment to the Employee at the Company's expense; or (3) the Employee's habitual failure to perform his usual responsibilities, provided, however, that in the case of any
                                    --------  -------
termination pursuant to clause (3) above, the Company shall give the Employee ten (10) business day's written notice thereof, and a reasonable opportunity to be heard by the Board to show just cause for his actions, and to request the Board, in its discretion, to reverse or rescind its prior action.

          (d) Resignation for Good Reason.  Employee shall be entitled to
              ---------------------------
terminate his employment for Good Reason as defined herein. If Employee terminates his employment for Good Reason he shall be entitled to the compensation and benefits

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

provided in Section 7(c) above as if Employee had been discharged by the Company other than for Cause. "Good Reason" shall mean (1) the material breach of any of the Company's obligations under this Agreement without Employee's express written consent or (2) the occurrence of any of the following circumstances without Employee's express written consent unless such breach of circumstances are fully corrected, if correctable, prior to the Date of Termination specified in the Notice of Termination pursuant to Sections 7(e) and 7(f), respectively, given in respect thereof:

          (i) a substantially adverse alteration in the nature or status of Employee's authority, responsibilities or position from those in effect as of the date hereof;

          (ii) on or after a Change in Control, reduction in Base Compensation or annual target bonus opportunity (excluding annual reductions of up to 10% that apply to all officers of the Company or its successor);

          (iii)     on or after a Change in Control, a change of more than fifty
(50) miles in the office or location where the Employee is based; or

          (iv) any failure of the Company to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Section 14(a).

          Employee's right to terminate his employment pursuant to this subsection shall not be affected by his incapacity due to physical or mental illness. Further, Employee's continued employment for a period of up to twelve
(12) months, following any breach or circumstances described above, shall not constitute Employee's consent to, or a waiver of Employee's rights hereunder with respect to, any such breach or circumstance constituting Good Reason.

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

          (e) Notice of Termination.  Any purported termination of Employee's
              ---------------------
employment by the Company or by Employee shall be communicated by written notice (the "Notice of Termination") to the other party hereto in accordance with
Section 12 hereof. In the case of resignation for Good Reason, said notice must specify in reasonable detail the basis for such resignation.

          (f) Date of Termination.  "Date of Termination" shall mean the date
              -------------------
specified in the Notice of Termination.

          (g) Mitigation.  Employee shall be required to mitigate the amount of
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continued Base Compensation payments provided for in Section 7(c)(i)(A) by making reasonable efforts to seek other employment during the Remaining Term; however, Employee shall not be required to accept any employment with respect to which Employee's position, authority or duties shall be in any material respect, in the good faith opinion of Employee, inconsistent with those contemplated in
Section 3 of this Agreement or which is based at any location outside the metropolitan area in which Employee is based at the time of termination.

          (h) Certain Further Payments by the Company.
              ---------------------------------------

              (i) In the event that any amount or benefit paid or distributed to the Employee by the Company or any company controlling, controlled by or under common control with the Company (an "Affiliated Company"), whether pursuant to this Agreement or otherwise (collectively, the "Covered Payments"), is or becomes subject to the tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code (the "Code") or any similar tax that may hereafter be imposed, the Company shall either pay to the Employee or contribute for the benefit of the Employee to a "rabbi" trust established by the Company prior to the Change in Control Date, at the time specified in
Section 8(e) below, the Tax Reimbursement Payment (as defined below). The Tax Reimbursement Payment is defined as an amount, which when added to the Covered Payments and reduced by any Excise Tax on the Covered Payments and any federal, state and local income tax and Excise Tax on the Tax Reimbursement Payment provided for by this Agreement (but without reduction for any federal, state or local income or employment tax on such Covered Payments), shall be equal to the sum of (i) the amount of the Covered Payments, and (ii) an amount equal to the product of any deductions disallowed for federal, state or local income tax purposes because of the inclusion of the Tax Reimbursement Payment in the Employee's adjusted gross income and the highest applicable marginal rate of federal, state or local income taxation, respectively, for the calendar year in which the Tax Reimbursement Payment is to be made.

                (ii) For purposes of determining whether any of the Covered Payments will be subject to the Excise Tax and the amount of such Excise Tax,

                (A) such Covered Payments will be treated as "parachute payments" within the meaning of Section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the opinion of the Company's independent certified public accountants, which, in the case of Covered Payments made after the Change in Control Date, shall be the Company's independent certified public accountants appointed prior to the Change in Control Date, or tax counsel selected by such accountants (the "Accountants"), such Covered Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4) of the Code) in excess of the "base amount", or such "parachute payments" are otherwise not subject to such Excise Tax, and

          (B) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

               (iii) For purposes of determining the amount of the Tax Reimbursement Payment, the Employee shall be deemed:

          (A) to pay federal income taxes at the highest applicable marginal rate of federal income taxation for the calendar year in which the Tax Reimbursement Payment is to be made,

          (B) to pay any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Tax Reimbursement Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from the deduction of such state or local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of the Employee's adjusted gross income), and

          (C) to have otherwise allowable deductions for federal, state and local income tax purposes at least equal to those disallowed because of the inclusion of the Tax Reimbursement Payment in the Employee's adjusted gross income.

              (iv) In the event that the Excise Tax is subsequently determined by the Accountants to be less than the amount taken into account hereunder in calculating the Tax Reimbursement Payment made, the Employee shall repay to the Company, at the

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

time that the amount of such reduction in the Excise Tax is finally determined, the portion of such prior Tax Reimbursement Payment that has been paid to the Employee or to federal, state or local tax authorities on the Employee's behalf and that would not have been paid if such Excise Tax had been applied in initially calculating such Tax Reimbursement Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Tax Reimbursement Payment to be refunded to the Company has been paid to any federal, state or local tax authority, repayment thereof shall not be required until actual refund or credit of such portion has been made to the Employee, and interest payable to the Company shall not exceed interest received or credited to the Employee by such tax authority for the period it held such portion. The Employee and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expenses thereof) if the Employee's good faith claim for refund or credit is denied.

          In the event that the Excise Tax is later determined by the Accountants to exceed the amount taken into account hereunder at the time the Tax Reimbursement Payment is made (including, but not limited to, by reason of any payment the existence or amount of which cannot be determined at the time of the Tax Reimbursement Payment), the Company shall make an additional Tax Reimbursement Payment in respect of such excess (which Tax Reimbursement Payment shall include any interest or penalty payable with respect to such excess) at the time that the amount of such excess is finally determined.

          (v) The portion of the Tax Reimbursement Payment attributable to a Covered Payment shall be paid to the Employee or to a "rabbi" trust established by the

Company prior to the Change in Control Date within ten (10) business days following the payment of the Covered Payment. If the amount of such Tax Reimbursement Payment (or portion thereof) cannot be finally determined on or before the date on which payment is due, the Company shall either pay to the Employee or contribute for the benefit of the Employee to a "rabbi" trust established by the Company prior to the Change in Control Date, an amount estimated in good faith by the Accountants to be the minimum amount of such Tax Reimbursement Payment and shall pay the remainder of such Tax Reimbursement Payment (which Tax Reimbursement Payment shall include interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than forty-five (45) calendar days after payment of the related Covered Payment. In the event that the amount of the estimated Tax Reimbursement Payment exceeds the amount subsequently determined to have been due, such excess shall be repaid or refunded pursuant to the provisions of Section 8(d) above.

     8.   Change In Control.
          -----------------

          (a) For purposes of this Agreement, a "Change in Control" means the
                                                 -----------------
first to occur of the following events:

              (i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any direct or indirect subsidiary of the Company in which the Company has direct or indirect majority ownership (a "Subsidiary") and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee) (the Company, all Subsidiaries, and such employee benefit plans and trustees acting as trustees being hereafter referred to as the

"Company Group"), but including a `group' as defined in Section 13(d)(3) of the Exchange Act (a "Person"), becomes the beneficial owner of shares of the Company having at least thirty percent (30%) of the total number of votes that may be cast for the election of directors of the Company (the "Voting Shares"); provided that no Change in Control will occur as a result of an acquisition of stock by the Company Group which increases, proportionately, the stock representing the voting power of the Company beneficially owned by such Person above thirty percent (30%) of the voting power of the Company, and provided further that if such Person acquires beneficial ownership of stock representing more than thirty percent (30%) of the voting power of the Company by reason of share purchases by the Company Group, and after such share purchases by the Company Group acquires any additional shares representing voting power of the Company, then a Change in Control shall occur;

          (ii) the shareholders of the Company shall approve any merger or other business combination of the Company, sale of the Company's assets or combination of the foregoing transactions (a "Transaction") other than a Transaction involving only the Company and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity excluding for this purpose any shareholder owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the merger; or

          (iii) within any 24-month period, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director as of the date of this Agreement shall be deemed to be an Incumbent Director if such director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause (iii); and provided further that any director elected to the Board of Directors to avoid or settle a threatened or actual proxy contest shall in no event be deemed to be an Incumbent Director.

          (b) In the event of a Change in Control, Employee's options granted under any Company Stock Option Plan shall become immediately exercisable to the extent provided by the terms of any such plan in effect as of the effective date of this Agreement, all such plans being incorporated herein by reference.

          (c) GranCare shall be obligated after a Change in Control to continue to provide to Employee the same aggregate level of fringe benefits described in
Section 5 which were provided prior to the Change in Control.

     9.   Confidentiality.  Employee hereby acknowledges that the Company may,
          ---------------
from time to time during the Term, disclose to Employee confidential information pertaining to the Company's business and affairs and patient base, including, without limitation, patient lists and accounts, other similar items indicating the source of the Company's income, and information pertaining to the salaries, duties and performance levels of the Company's employees. Employee shall not, at any time during or after such Term, disclose to any third party or directly or indirectly make use of any such confidential information, including, without limitation, the names, addresses and telephone numbers of the Company's patients, other than in connection with the Company's business and affairs.

All documents and data (whether written, printed or otherwise reproduced or recorded) containing any such proprietary information of the Company which may come into Employee's possession during the Term shall be returned by Employee to the Company immediately upon the termination of the Term, and Employee shall not retain any copies, notes or excerpts thereof without the Company's consent. Employee's obligations under this Section 9 shall continue in effect after the termination of the Term, whatever the reason or reasons for such termination.

     10.  Ownership Rights.  All materials, ideas, discoveries and inventions
          ----------------
pertaining to the Company's business, including (without limitation) all patents and copyrights, patent applications, patent renewals and extensions, and the names, addresses and telephone numbers of patients, shall belong solely to the Company. All materials, ideas, discoveries and inventions which Employee may devise, conceive, develop or reduce to practice (whether individually or jointly with others) during the Employment Period shall be the sole property of the Company and are hereby assigned by Employee to the Company, except for any idea, discovery or invention (i) for which no Company equipment, supplies, facility or trade secret information is used, (ii) which is developed entirely on Employee's own time and (iii) which neither (a) relates, at the time of conception or reduction to practice, to the Company's business or any actual or demonstrably-anticipated research or development program of the Company nor (b) results from any work performed by Employee for the Company.

     11.  Assignability.  The obligations of Employee hereunder are personal and
          -------------
may not be assigned or delegated by him or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company may not assign this Agreement or delegate any of its rights, duties or obligations hereunder, either in whole or in part, to any person or entity, without the express written consent of Employee, except as provided in Section 14.

     12.  Notice.  For the purpose of this Agreement, notices and all other
          ------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company at its principal office address, directed to the attention of the Board with a copy to the Secretary of the Company, and to Employee at Employee's residence address on the records of the Company or to such other address as either party may have furnished to the other in writing in accordance herewith except that notice of change of address shall be effective only upon receipt.

     13.  Validity.  The invalidity or unenforceability of any provision of this
          --------
Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     14.  Successors; Binding Agreement.
          -----------------------------
          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good

Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used herein, the term "Company" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 14 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

          (b) This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate.

     15.  Miscellaneous.  No provision of this Agreement may be modified, waived
          -------------
or discharges unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer as may be specifically authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement is an integration of the parties' agreement; no agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth

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

expressly in the Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Georgia.

     16.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     17.  Arbitration.  Employee shall be permitted (but not required) to elect
          -----------
that any dispute or controversy arising under or in connection with this Agreement be settled by arbitration in Atlanta, Georgia, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     18.  Release of Prior Employment Agreement. Employee hereby releases Old
          -------------------------------------------------------------------
GranCare from all obligations owing to Employee under the Prior Employment
--------------------------------------------------------------------------
Agreement, including any obligation to pay severance or other post-termination
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benefits; provided, however, that in no event shall this release affect
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Employee's rights under any grant or award under any stock option or stock award
--------------------------------------------------------------------------------
plans of Old GranCare.
----------------------

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

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date provided above.

                              GRANCARE, INC.

                              By:
                                 ------------------------------
                              Title:
                                    ---------------------------


                              EMPLOYEE:

                              ---------------------------------




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